AMERIKA SAMOA BANK

17 April, 2007

Mr M Rollins

Chief Financial Officer

Elandia, Inc.

1500 Cordova Road, Suite 312

Fort Lauderdale, FL 33316

U.S.A.

Dear Mr Rollins

NOTICE OF EVENT OF DEFAULT- AST Telecom, LLC (and Parent)

I refer to our loan documentation dated 30 October 2006.

The following events of default has occurred and the Bank is entitled to exercise the rights given to it upon default:

• The Interest Cover ratio to be no less than 1.50 times.

Calculated as: EBIT
Interest Expense

Based on the audited financial statements for the year ended 31 December 2006, the above covenant was breached, with calculation as follows:

(2,088)

  743

= (2.81)

• The Debt Service Cover to be no more than 2.50 to 1.

Calculated as: Total Debt
EBITDA

Based on the audited financial statements for the year ended 31 December 2006, the above covenant was breached, with calculation as follows:

5,013

1,882

= 2.66:1

• The Current Ratio to be no less than 1.00 to 1.

Calculated as: Current Assets
Current Liabilities

Based on the audited financial statements for the year ended 31 December 2006, the above covenant was breached, with calculation as follows:

11,229

19,622

= 0.57:1

The Bank acknowledges the breach of notification obligations with respect to the purchase of “Latin Node” and the implications with respect to section 8.1(e) of the loan agreement and section 5 of the continuing guarantee dated 30 October 2006.

In agreement with the borrower and to accommodate the borrowers request for review of the current covenants to allow for future acquisitions and borrowing requirements, the Bank will conduct a review of these covenants and conditions by 30 April 2007.

In light of its continuing relationship with the borrower, the Bank will permanently waive the breaches noted above and will not demand immediate re-payment of the loan on this occasion but reserves its rights in relation to any other breaches of covenant that may occur in the future (including, without limitation, any other breaches of the Interest Cover Ratio).

This letter does not affect any other rights that we may have.

Yours sincerely

/s/ Andrew Chambers

Andrew Chambers

Manager Commercial Banking

ANZ Amerika Samoa Bank